[LAB SERVICE MARK]










Notice of 1999
Annual Meeting
of Stockholders
and Proxy Statement



-------------------------------------------------------------------------------

                     PLEASE COMPLETE, SIGN, DATE AND RETURN
                               YOUR PROXY PROMPTLY

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                                         Tuesday, April 27, 1999
                                         11:00 A.M.
                                         The Waterfront Banquet and
                                         Conference Center at Ehrhardt's
                                         Hawley, Pennsylvania

[LAB SERVICE MARK]




                                 March 25, 1999



Dear Stockholder:

You are cordially invited to join us at the 1999 Annual Meeting of Stockholders at The Waterfront Banquet and Conference Center at Ehrhardt's in Hawley, Pennsylvania on April 27, 1999.

Enclosed with this Proxy Statement are your voting instructions and the 1998 Annual Report.

At this meeting, we will vote on the matters described in the Proxy Statement. We know that it is not practical for most stockholders to attend the Annual Meeting in person. In addition, annual meetings are not the most efficient way to communicate with our stockholders. Therefore, we encourage you to visit our site on the Worldwide Web at http://www.labank.com for up-to-the-moment news about the Corporation. As an alternative, you may call for current news releases via our facsimile on demand service at (570) 348-8374.

Whether or not you plan to attend the Annual Meeting, we strongly encourage you to designate the proxies shown on the enclosed card to vote your shares. Please complete, sign, date and return the enclosed proxy card in the postage pre-paid envelope provided. Lake Ariel Bancorp, Inc. is reconstructing its Website and is not yet capable of providing SEC filings on it, or for the use of electronic media to vote. This capability will be available in the near future.

We have also asked you to indicate your wish to receive future mailings to stockholders via electronic mail (when available) instead of paper copies by regular mail. You should know that if you initially select electronic delivery and then change your mind, you will always be able to obtain a paper copy from the Corporation.

In response to the SEC's recent emphasis on clear and simple communications to stockholders and investors, the Corporation has redrafted its proxy statement in "plain English." We hope you like this simplified format and welcome your comments.

I would like to take this opportunity to remind you that your vote is important.

                                                        Sincerely,


                                                        /s/ Bruce D. Howe
                                                        Bruce D. Howe
                                                        President

[LAB SERVICE MARK]


                            LAKE ARIEL BANCORP, INC.

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS


DATE:             April 27, 1999
TIME:             11:00 A.M.
PLACE:            The Waterfront Banquet and Conference Center at Ehrhardt's
                  Hawley, Pennsylvania



MATTERS TO BE VOTED UPON:

1.   Election of three Class 3 directors to hold office for a three-year term;

2. Ratification of the appointment of PricewaterhouseCoopers LLP as our independent auditors for the year 1999; and

3. Any other matters that may properly come before the meeting.

YOUR BOARD OF DIRECTORS RECOMMENDS YOU VOTE IN FAVOR OF THE ELECTION OF DIRECTORS AND THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP.

Stockholders who are holders of record of the Common Stock at the close of business on March 16, 1999, will be entitled to vote at the meeting.

-------------------------------------------------------------------------------
IF YOU PLAN TO ATTEND: Please note that space limitations make it necessary to limit attendance to stockholders. If you wish to attend, please indicate so by completing the enclosed invitation and returning it with your proxy in the envelope provided. "Street name" holders will need to bring a copy of a brokerage statement reflecting stock ownership as of the record date.
--------------------------------------------------------------------------------

It will be helpful to us if you will read the Proxy Statement and the voting instructions on the proxy card, and then vote by filling out, signing and dating the proxy card and returning it in the postage pre-paid envelope provided.




/s/ Bruce D. Howe
BRUCE D. HOWE                                          Lake Ariel, Pennsylvania
President                                                        March 25, 1999

                                TABLE OF CONTENTS

                                                                        Page No.

     QUESTIONS AND ANSWERS............................................        1

     BOARD OF DIRECTORS...............................................        2
o      Election of Directors (Item 1 on Proxy Card)...................        2
       Committees of the Board of Directors...........................        4
       Board of Directors' Compensation...............................        5

     STOCK OWNERSHIP..................................................        5
       Stock Owned by Directors and Executive Officers................        5
       Compliance with Section 16(a) of the Securities Exchange
         Act of 1934..................................................        6
       Voting Stock Owned by "Beneficial Owner".......................        6

     EXECUTIVE COMPENSATION...........................................        6
       Summary Compensation Table.....................................        6
       Benefit/Compensation Committee Report..........................        7
       1994 and 1997 Stock Option Plans...............................       10
       Five-Year Performance Graph....................................       12

     INDEPENDENT AUDITORS.............................................       13
o      Proposal to Approve the Appointment of
             PricewaterhouseCoopers LLP
              (Item 2 on Proxy Card)..................................       13

     OTHER INFORMATION................................................       13
       Transactions Involving the Corporation's Directors
          and Executive Officers......................................       13
       No Significant Legal Proceedings...............................       14
       Other Proposed Action..........................................       14
       Stockholder Proposals and Nominations for 2000 Annual Meeting..       14
       Additional Information Available...............................       14

---------------
o    Matters to be voted upon

                              QUESTIONS AND ANSWERS

--------------------------------------------------------------------------------

Q:     What am I voting on?
A:     Two proposals.  Item numbers refer to item numbers on the proxy card.
              Item 1. Election of three Class 3 directors
              Item 2. Ratification  of appointment  of  PricewaterhouseCoopers
                      LLP as independent  auditors of the Corporation
-------------------------------------------------------------------------------

Q:   Who can vote?
A: All stockholders of record at the close of business on March 16, 1999, are entitled to vote. Holders of Common Stock are entitled to one vote per share. Fractional shares, such as those in the dividend reinvestment plan, may not be voted.
-------------------------------------------------------------------------------

Q:   How do I vote for directors?
A: Each share is entitled to cast one vote for each nominee. For example, if you can vote 100 shares, you can cast up to 100 votes for each nominee for director.
-------------------------------------------------------------------------------

Q:     Who can attend the meeting?
A: All stockholders as of the record date, or their duly appointed proxies, may attend the meeting. Seating, however, is limited. You will be admitted only if you previously indicated your wish to attend on the proxy card. Please note that if you hold your shares in "street name" (that is, through a broker or other nominee), you will need to bring a copy of a brokerage statement reflecting your stock ownership as of the record date. Everyone must check in at the registration desk at the meeting.
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Q:   How do I vote?
A: Complete, date, sign and mail the proxy card in the enclosed postage pre-paid envelope.
-------------------------------------------------------------------------------

Q:     What happens if I do not indicate my preference for one of the items?
A: If you do not indicate how you wish to vote for one or more of the nominees for director, the proxies will vote FOR election of all the nominees for Director (Item 1). If you "withhold" your vote for any of the nominees, this will be counted as a vote AGAINST that nominee. If you leave Item 2 blank, the proxies will vote FOR ratification of the appointment of PricewaterhouseCoopers LLP (Item 2).
--------------------------------------------------------------------------------

Q:   What if I vote and then change my mind?
A: You can revoke your proxy by writing to us, by voting again via mail, or by attending the meeting and casting your vote in person. Your last vote will be the vote that is counted.
-------------------------------------------------------------------------------

Q:   What constitutes a quorum?
A: As of the record date, March 16, 1999, the Corporation had 4,838,386 shares of Common Stock outstanding. The holders of Common Stock have the right to cast a total of 4,838,386 votes. The presence, in person or by proxy, of stockholders entitled to cast at least a majority of the votes which all stockholders are entitled to cast constitutes a quorum for adopting the proposals at the meeting. If you have properly designated the proxies and indicated your voting preferences by mail, you will be considered part of the quorum, and the proxies will vote your shares as you have instructed them. If a broker holding your shares in "street" name indicates to us on a proxy card that the broker lacks discretionary authority to vote your shares, we will not consider your shares as present or entitled to vote for any purpose.
                                       1

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Q:   Is my vote confidential?
A: Yes. Proxy cards, ballots and voting tabulations that identify individual stockholders are kept confidential except in certain circumstances where it is important to protect the interests of the Corporation and its stockholders. Generally, only the judge of election and the employees of American Stock Transfer and Trust Company processing the votes will have access to your name. They will not disclose your name as the author of any comments you include on the proxy card unless you ask that your name be disclosed to management.
--------------------------------------------------------------------------------

Q:   Who will count the votes?
A: Employees of American Stock Transfer and Trust Company will tabulate the votes and the judge of election will review their tabulation process.
-------------------------------------------------------------------------------

Q:   What shares are included in the proxy card?
A: The shares listed on your card sent by the Corporation represent all the shares of Common Stock held in your name (as distinguished from those held in "street" name), including those held in the dividend reinvestment plan. You will receive a separate card or cards from your broker if you hold shares in "street" name.
-------------------------------------------------------------------------------

Q:   What does it mean if I get more than one proxy card?
A: It indicates that your shares are held in more than one account, such as two brokerage accounts and registered in different names. You should vote each of the proxy cards to ensure that all of your shares are voted. We encourage you to register all of your brokerage accounts in the same name and address for better stockholder service. You may do this by contacting our transfer agent, American Stock Transfer and Trust Company, at 1-800-937-5449.
--------------------------------------------------------------------------------

Q:   How much did this proxy solicitation cost?
A: The Corporation has retained American Stock Transfer and Trust Company to solicit and tabulate proxies from stockholders at an estimated fee of $1,000, plus expenses. (Note that this fee does not include the costs of printing and mailing the proxy statements.) Some of the officers and other employees of the Corporation also may solicit proxies personally, by telephone and by mail. The Corporation will also reimburse brokerage houses and other custodians for their reasonable out-of-pocket expenses for forwarding proxy and solicitation material to the beneficial owners of Common Stock.
-------------------------------------------------------------------------------

Q:   Whom can I call with any questions?
A:   You  may  call  the  American   Stock   Transfer   and  Trust   Company  at
     1-800-937-5449.


                               BOARD OF DIRECTORS

THIS SECTION GIVES BIOGRAPHICAL INFORMATION ABOUT OUR DIRECTORS AND DESCRIBES THEIR MEMBERSHIP ON BOARD OF DIRECTORS' COMMITTEES, THEIR ATTENDANCE AT MEETINGS AND THEIR COMPENSATION.


                              ELECTION OF DIRECTORS
                              Item 1 on Proxy Card

The Corporation has eight directors who are divided into three classes: three directors are in Class 1; two directors are in Class 2; and three directors are in Class 3. Each director holds office for a three-year term. The terms of the classes are staggered, so that the term of office of one class expires each year.

At this meeting, the stockholders elect three Class 3 directors. Unless you withhold authority to vote for one or more of the nominees, the persons named as proxies intend to vote for the election of the three nominees for Class 3 director. All of the nominees are recommended by the Board of Directors:

                                John G. Martines
                                Kenneth M. Pollock
                                Harry F. Schoenagel

All nominees have consented to serve as directors. The Board of Directors has no reason to believe that any of the nominees should be unable to act as a director. However, if any director is unable to stand for re-election, the Board of Directors will designate a substitute. If a substitute nominee is named, the proxies will vote for the election of the substitute.

The following information includes the age of each nominee and current director as of the date of the meeting.
-------------------------------------------------------------------------------

Class 3 Directors And Nominees For Class 3 Director Whose Term Expires In 2002

JOHN G. MARTINES,  52
Director of the Corporation since 1983 and LA Bank since 1979; and President of LA Bank and Chief Executive Officer of the Corporation.

KENNETH M. POLLOCK, 41
Director of the Corporation and LA Bank since 1999. President of HUD Inc. (a coal operations and sales company).

HARRY F. SCHOENAGEL, 63
Director of the Corporation and LA Bank since 1985. Partner in Schoenagel and Schoenagel (general civil engineering and surveying).
-------------------------------------------------------------------------------

Class 2 Directors Whose Term Expires in 2000

BRUCE D. HOWE, 67
Director of the Corporation and LA Bank since 1977; and President of the Corporation. President of John T. Howe, Inc. (a company that operates local fuel and heating oil companies, a motel and an interstate truck stop) and President of Howe's Twin Rocks, Inc. (a local restaurant).

PETER O. CLAUSS, 69
Director of the Corporation and LA Bank since 1988. Former President of C&D Builders, Inc. (construction of residential and light commercial buildings). Retired.
-------------------------------------------------------------------------------

Class 1 Directors Whose Term Expires in 2001

DONALD E. CHAPMAN, 62
Director of the Corporation since 1983 and LA Bank since 1972. Self-employed insurance broker and real estate developer.

PAUL D. HORGER, 61
Director of the Corporation since 1998 and LA Bank since 1997. Partner in the law firm of Oliver, Price & Rhodes.

WILLIAM C. GUMBLE, 61
Director of the Corporation and LA Bank since 1985. Retired attorney-at-law.
-------------------------------------------------------------------------------

Required Vote

Nominees will be elected who receive a vote equal to a plurality of the shares of stock represented at the meeting. Your Board of Directors recommends a vote FOR the nominees for Class 3 director listed above. Abstentions and votes withheld for directors will have the same effect as votes against.


                      COMMITTEES OF THE BOARD OF DIRECTORS

The Corporation has no standing committees. The following information is for committees of LA Bank.

---------------------- ----------- ---------- --------- --------------- --------- ---------- --------- --------------
                       Board of                         Asset/Liability                        Loan       Benefit
        Name           Directors   Executive   Audit      Management      Loan     401(K)     Review   Compensation
---------------------- ----------- ---------- --------- --------------- --------- ---------- --------- --------------

Donald E. Chapman         |X|         |X|       |X|          |X|          |X|                               |X|
---------------------- ----------- ---------- --------- --------------- --------- ---------- --------- --------------
Peter O. Clauss           |X|                   |X|                                  |X|       |X|
---------------------- ----------- ---------- --------- --------------- --------- ---------- --------- --------------
William C. Gumble         |X|         |X|       |X|                                                         |X|
---------------------- ----------- ---------- --------- --------------- --------- ---------- --------- --------------
Paul D. Horger            |X|                                |X|          |X|        |X|
---------------------- ----------- ---------- --------- --------------- --------- ---------- --------- --------------
Bruce D. Howe            |X|(1)     |X|(1)                                           |X|       |X|
---------------------- ----------- ---------- --------- --------------- --------- ---------- --------- --------------
John G. Martines          |X|                                |X|          |X|        |X|       |X|
---------------------- ----------- ---------- --------- --------------- --------- ---------- --------- --------------
Kenneth M. Pollock        |X|                                |X|          |X|        |X|
---------------------- ----------- ---------- --------- --------------- --------- ---------- --------- --------------
Harry F. Schoenagel       |X|                                |X|          |X|                  |X|          |X|
---------------------- ----------- ---------- --------- --------------- --------- ---------- --------- --------------

(1)  Chairman.


Number of Meetings

The Board of Directors met 12 times during 1998. All of the Corporation's directors attended 75% or more of all Board of Directors and Committee meetings during 1998.

Executive Committee

The Executive Committee reviews the operations of the Board of Directors with respect to directors' fees and frequency of Board of Directors' meetings as well as the Corporation's capital structure, stock position and earnings. In addition, the Executive Committee analyzes other management issues and periodically makes recommendations to the Board of Directors based on its findings.

Audit Committee

The Audit Committee is responsible for the review and evaluation of the system of internal controls and corporate compliance with applicable rules, regulations and laws. The Audit Committee meets with the Corporation's internal auditor, outside independent auditors and senior management to review the scope of the internal and external audit engagements, the adequacy of the internal and external auditors, corporate policies to ensure compliance and significant changes in accounting principles.

Asset/Liability Management Committee

The Asset/Liability Management Committee reviews quarterly the asset/liability management report, the investment portfolio, interest rate risk management, liquidity, tax position and various profitability ratios.

Loan Committee

The Loan Committee reviews and recommends approval of loans in excess of $100,000.

401(K) Committee

The 401(K) Committee reviews semi-annual investment results of plan funds; makes recommendations and changes to available investment options; reviews legal compliance issues; and recommends annual contributions to the plan.

Loan Review Committee

The Loan Review Committee reviews past due and classified loans and actions to be taken. This committee determines the adequacy of the loan loss reserve and the amount to be charged for the provision of loan losses.

Benefit/Compensation Committee

The Benefit/Compensation Committee performs an annual review of executive and senior management compensation.


                        BOARD OF DIRECTORS' COMPENSATION

Directors' Fees

Directors' fees are as follows:

        Monthly fee for each director, except the Chairman..............  $1,250
        Monthly fee for the Chairman....................................  $1,875

All directors were allowed one paid absence per year. The Corporation's directors received no additional fee for attendance at 12 meetings in 1998 for the Corporation. Directors of LA Bank received, in the aggregate, in 1998, $90,000 in fees.


                                 STOCK OWNERSHIP

THIS SECTION DESCRIBES HOW MUCH STOCK OUR DIRECTORS AND EXECUTIVE OFFICERS OWN. IT ALSO DESCRIBES THE PERSONS OR ENTITIES THAT OWN MORE THAN 5% OF OUR VOTING STOCK.


                 STOCK OWNED BY DIRECTORS AND EXECUTIVE OFFICERS

This table indicates the number of shares of Common Stock owned by the executive officers and directors as of March 16, 1999. The aggregate number of shares owned by all directors and executive officers is 22.91%. Unless otherwise noted, each individual has sole voting and investment power for the shares indicated below.


---------------------------------------- ----------------------------------------------------------------------------
                                             Amount and Nature of Shares Beneficially Owned as of March 16, 1999
                                         ----------------------------------------------------------------------------

                                                                                        Aggregate Number of
                 Name                                Options (1)                   Shares Beneficially Owned (2)
---------------------------------------- ------------------------------------- --------------------------------------

Donald E. Chapman                                        ----                                 132,816
---------------------------------------- ------------------------------------- --------------------------------------
Peter O. Clauss                                          ----                                  56,724
---------------------------------------- ------------------------------------- --------------------------------------
William C. Gumble                                        ----                                 119,701
---------------------------------------- ------------------------------------- --------------------------------------
Paul D. Horger                                           ----                                  10,546
---------------------------------------- ------------------------------------- --------------------------------------
Bruce D. Howe                                            ----                                 389,428
---------------------------------------- ------------------------------------- --------------------------------------
John G. Martines                                       158,201                                221,199
---------------------------------------- ------------------------------------- --------------------------------------
Kenneth M. Pollock                                       ----                                  11,000
---------------------------------------- ------------------------------------- --------------------------------------
Harry F. Schoenagel                                      ----                                  91,404
---------------------------------------- ------------------------------------- --------------------------------------
Directors and Officers as a Group (3)                  246,138                              1,164,784
---------------------------------------- ------------------------------------- --------------------------------------

(1)  Includes options exercisable within 60 days of March 16, 1999.
(2) Includes amounts listed in the options column plus shares held (a) directly, (b) jointly with a spouse, (c) individually by a spouse, (d) by the transfer agent in the Corporation's dividend reinvestment account, and
     (e) in various trust and custodian accounts.
(3) Includes 8 directors, 3 nominees for director, 5 officers - 10 persons in total.


      COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

Executive officers and directors and "beneficial owners" of more than ten percent of the Common Stock must file initial reports of ownership and reports of changes in ownership with the SEC and The NASDAQ Stock Market pursuant to
Section 16(a).

We have reviewed the reports and written representations from the executive officers and directors. Based on this review, the Corporation believes that all filing requirements were met during 1998.


                    VOTING STOCK OWNED BY "BENEFICIAL OWNER"

The following is the only person known by the Corporation to own beneficially more than five percent of the Common Stock as of March 16, 1999.

------------------------------------------------------ ------------------------
                  Name and Address       Number of Shares     Percent of Class
------------------------------------------------------ ------------------------
Bruce D. Howe                                 389,428              7.65%
R.D. #6, Box 6332
Lake Ariel, PA  18436


                             EXECUTIVE COMPENSATION

THIS SECTION CONTAINS CHARTS THAT SHOW THE AMOUNT OF COMPENSATION EARNED BY OUR EXECUTIVE OFFICERS WHOSE SALARY AND BONUS EXCEEDED $100,000 FOR 1998. IT ALSO CONTAINS THE PERFORMANCE GRAPH COMPARING THE CORPORATION'S PERFORMANCE RELATIVE TO ITS PEER GROUP AND THE REPORT OF OUR BENEFIT/COMPENSATION COMMITTEE EXPLAINING THE COMPENSATION PHILOSOPHY FOR OUR MOST HIGHLY PAID OFFICERS.


                           SUMMARY COMPENSATION TABLE

-------------------------------- ---------------------------------------------- --------------------- ----------------
                                              Annual Compensation                    Long-Term
                                                                                    Compensation
-------------------------------- ---------------------------------------------- ---------------------
                                                                Other Annual         Securities          All Other
       Name and Position          Year   Salary($)  Bonus($)   Compensation($)       Underlying       Compensation($)
                                                                                 Options/SARs(#)(1)
-------------------------------- ------- ---------- ---------- ---------------- --------------------- ----------------

John G. Martines                  1998    178,462    70,312      109,079(2)             -0-              36,682(3)
President of LA Bank and Chief    1997    168,461    78,312       72,587(4)             -0-              25,963(5)
Executive Officer of the          1996    157,972    44,000       25,564(6)             -0-              22,612(7)
Corporation
-------------------------------- ------- ---------- ---------- ---------------- --------------------- ----------------
Louis M. Martarano                1998    118,577    35,275       35,180(8)             -0-              22,595(9)
Executive Vice President and      1997    112,249    34,625       21,253(10)            -0-              23,189(11)
Chief Operating Officer of LA     1996    109,056    20,000        4,260(12)            -0-              19,601(13)
Bank and Vice President of the
Corporation
-------------------------------- ------- ---------- ---------- ---------------- --------------------- ----------------
Joseph J. Earyes                  1998    99,577     29,575       23,177(14)            -0-              18,697(15)
Executive Vice President and      1997    93,903     31,250       15,205(16)            -0-              20,569(17)
Chief Financial Officer of LA     1996    87,521     16,000        6,147(18)            -0-              16,225(19)
Bank and Vice President and
Treasurer of the Corporation
-------------------------------- ------- ---------- ---------- ---------------- --------------------- ----------------

(1) For further information on these stock options, see "1994 and 1997 Stock Option Plans" below.
(2) Includes $2,214 paid on behalf of Mr. Martines for periodic club dues; $11,250 paid to Mr. Martines for directors' fees; $4,368 accrued pursuant to the Directors' Compensation Continuation Plan; $88,227 accrued pursuant to the Supplemental Executive Retirement Plan; and $3,020 representing the personal use value of a company-owned automobile.
(3) Of the $36,682 paid to Mr. Martines in 1998 as All Other Compensation, $4,705 was for medical insurance premiums; and $31,977 was accrued by the Corporation for the benefit of Mr. Martines pursuant to a profit-sharing retirement plan.
                                       6

(4) Includes $4,606 paid on behalf of Mr. Martines for periodic club dues; $12,000 paid to Mr. Martines for directors' fees; $3,986 accrued pursuant to the Directors' Compensation Continuation Plan; $48,447 accrued pursuant to the Supplemental Executive Retirement Plan; and $3,548 representing the personal use value of a company-owned automobile.
(5) Of the $25,963 paid to Mr. Martines in 1997 as All Other Compensation, $3,658 and $4,755 was for life and medical insurance premiums, respectively; and $17,550 was accrued by the Corporation for the benefit of Mr.
     Martines pursuant to a profit-sharing retirement plan.
(6) Includes $6,825 paid on behalf of Mr. Martines for initial and periodic club dues; $12,000 paid to Mr. Martines for directors' fees; $3,440 accrued pursuant to the Directors' Compensation Continuation Plan; and $3,299 representing the personal use value of a company-owned automobile.
(7) Of the $22,612 paid to Mr. Martines in 1996 as All Other Compensation, $2,632 and $3,230 was for life and medical insurance premiums, respectively; and $16,750 was accrued by the Corporation for the benefit of Mr. Martines pursuant to a profit-sharing/401(K) plan.
(8) Includes $1,375 paid on behalf of Mr. Martarano for periodic club dues; $31,272 accrued pursuant to the Supplemental Executive Retirement Plan; and $2,533 representing the personal use value of a company-owned automobile.
(9) Of the $22,596 paid to Mr. Martarano in 1998 as All Other Compensation, $4,855 was for medical insurance premiums; and $17,740 was accrued by the Corporation for the benefit of Mr. Martarano pursuant to a profit-sharing retirement plan.
(10) Includes $1,640 paid on behalf of Mr. Martarano for periodic club dues; $17,171 accrued pursuant to the Supplemental Executive Retirement Plan; and $2,442 representing the personal use value of a company-owned automobile.
(11) Of the $23,189 paid to Mr. Martarano in 1997 as All Other Compensation, $1,987 and $5,046 was for life and medical insurance premiums, respectively; and $16,156 was accrued by the Corporation for the benefit of Mr. Martarano pursuant to a profit-sharing retirement plan.
(12) Includes $1,852 paid on behalf of Mr. Martarano for periodic club dues and $2,408 representing the personal use value of a company-owned automobile.
(13) Of the $19,602 paid to Mr. Martarano in 1996 as All Other Compensation, $1,448 and $3,886 was for life and medical insurance premiums, respectively; and $14,268 was accrued by the Corporation for the benefit of Mr. Martarano pursuant to a profit-sharing/401(k) plan.
(14) Includes $4,500 paid on behalf of Mr. Earyes for periodic club dues; $16,571 accrued pursuant to the Supplemental Executive Retirement Plan; and $2,106 representing the personal use value of a company-owned automobile.
(15) Of the $18,698 paid to Mr. Earyes in 1998 as All Other Compensation, $5,111 was for medical insurance premiums; and $13,586 was accrued by the Corporation for the benefit of Mr. Earyes pursuant to a profit-sharing/401(K) plan.
(16) Includes $4,200 paid on behalf of Mr. Earyes for periodic club dues; $9,100 accrued pursuant to the Supplemental Executive Retirement Plan; and $1,905 representing the personal use value of a company-owned automobile.
(17) Of the $20,569 paid to Mr. Earyes in 1997 as All Other Compensation, $1,757 and $5,046 was for life and medical insurance premiums, respectively; and $13,766 was accrued by the Corporation for the benefit of Mr.
     Earyes pursuant to a profit-sharing/401(K) plan.
(18) Includes $4,317 paid on behalf of Mr. Earyes for periodic club dues and $1,830 representing the personal use value of a company-owned automobile.
(19) Of the $16,225 paid to Mr. Earyes in 1996 as All Other Compensation, $747 and $4,036 was for life and medical insurance premiums, respectively; and $11,442 was accrued by the Corporation for the benefit of Mr.
     Earyes pursuant to a profit-sharing/401(K) plan.

                     BENEFIT/COMPENSATION COMMITTEE REPORT*

The Benefit/Compensation Committee is responsible for all matters pertaining to executive and senior management compensation. This committee has defined compensation policies to properly analyze, describe and evaluate various positions in the Corporation and LA Bank for the determination of their relative worth. This basis is used to establish a salary structure for executive officers and senior management that is both internally equitable and externally competitive. This committee takes into consideration the following ten factors in making recommendations to the Board of Directors, on an annual basis, as to base salary for the Chief Executive Officer and other members of senior management:
         1.       Return on assets
         2.       Return on equity
         3.       Earnings
         4.       Growth in deposits
         5.       Current economic climate
         6.       Familiarity with market area
         7.       Length of service, experience and age
         8. Comparison with peer and core groups -- currently the committee relies upon an independent study to determine these comparisons and it is contemplated that these studies will continue
         9.       Number of branches
         10. Any other factors deemed by this committee to be beneficial to the Corporation

No set numerical figure has been fixed to any of the factors so as to allow the greatest flexibility to adjust to changing economic conditions.
--------
* Pursuant to the Proxy Rules, this section of the proxy statement is not deemed "filed" with the SEC and is not incorporated by reference into the Corporation's Report on Form 10-K.

This committee meets without the Chief Executive Officer's presence to evaluate his performance and reports on the evaluation to the outside Directors of the Board of Directors.

The Board of Directors, in January, 1997, approved an incentive bonus plan for the Chief Executive Officer and other members of senior management. This plan, which includes at-risk compensation payable in cash and stock options, was approved and recommended by this committee. At-risk compensation is determined on an annual basis by analyzing specific goals that are established at the beginning of the year. The at-risk compensation for the Chief Executive Officer and other members of senior management is based on the performance of the Corporation and its success in attaining specific strategic goals. The at-risk compensation plan includes both short-term and long-term incentives. The short-term incentives are accomplished through potential payment of the annual cash bonus. Equity ownership, representing long-term incentive compensation, is achieved through the stock options.

LA Bank must maintain a current CAMELS rating of "2" before any at-risk compensation is considered. Performance targets are established for certain strategic performance factors. The targets integrate commonly-accepted industry standards with specific goals established for LA Bank. In addition, the strategic performance factors are weighted to reflect the relative importance of each, as established by the Board of Directors.

The payout under the incentive plan is based upon the combined actual performance against the established performance targets for LA Bank.

               Submitted  by  the  members  of  the
               Benefit/Compensation Committee:

 Harry F. Schoenagel, William C. Gumble, and Donald E. Chapman


Directors' Compensation Continuation Plan

LA Bank has entered into an agreement with its directors to establish a Compensation Continuation Plan. In earlier proxy statements, this plan was referred to as the salary continuation plan. If a director continues to serve until he attains 65 years of age, the Corporation agrees to pay him a guaranteed annual payment in each of ten years on the first day of the month following his 65th birthday. Each director's guaranteed annual payment is based upon the future value of life insurance purchased with the funds which would otherwise be used to pay the directors' compensation. If a director attains 65 years of age, but dies before receiving ten annual payments, then the Corporation will continue to make these payments to the director's designated beneficiary or to the representative of his estate. In the event that a director dies while serving as a director, but prior to the attainment of 65 years of age, then the Corporation shall remit a guaranteed annual payment for a period of ten years to the director's designated beneficiary or to the representative of his estate. LA Bank has obtained life insurance (designating LA Bank as the beneficiary) on each participating director in an amount which will cover LA Bank's obligations under the plan. This plan is based upon certain actuarial assumptions in seeking funding through life insurance policies. In 1998, LA Bank accrued $67,503 as an expense for the plan, of which approximately $4,368 was allocated to Mr. Martines.

The salary continuation plan for Messrs. Martines, Howe and Chapman was established in July, 1987; for Messrs. Gumble and Schoenagel in July, 1990; and for Mr. Clauss, in July, 1993.

Directors' Deferred Fee Agreement

LA Bank has available for its directors an optional deferred fee arrangement. A participating director elects the amount of fees to be deferred. Upon reaching the normal retirement age of 70 years of age, LA Bank pays the director 120 equal monthly payments commencing on the first day of the month following the director's normal retirement date.

LA Bank invested in a life insurance policy on the life of Director Paul Horger in order to fund its obligation to Mr. Horger. LA Bank is the owner of this policy and is the designated beneficiary. This policy is recorded as an asset of LA Bank. In 1999, LA Bank accrued $13,194 as an expense to record its accumulated accrual obligation under the Director Deferred Fee Agreement.

Employment Agreement with Mr. Martines

The Corporation and LA Bank entered into a 5-year employment agreement with Mr. Martines, the Chief Executive Officer of the Corporation and the President and Chief Executive Officer of LA Bank. Mr. Martines' salary will increase each year in accordance with a merit review by the Board of Directors. His salary is increased each year by not less than the minimum average increase of other senior executive personnel. Mr. Martines receives the employee fringe benefits that are received by all personnel of LA Bank as well as standard perquisites that are given to officers of comparable financial institutions in similar capacities. Mr. Martines has agreed to serve as the Chief Executive Officer of the Corporation without any additional compensation. At the end of the first year of the term of the agreement, the term is automatically extended for one additional year; therefore, there is a constant 5-year term in effect.

Mr. Martines may unilaterally terminate his employment with the Corporation and LA Bank if: (1) his health should become impaired to an extent that it makes continued performance of his duties hazardous to his physical or mental health or his life; (2) without his consent, any assignment of duties or limitation of powers is made that is not contemplated by the agreement; (3) he is removed or is not re-elected to any of the positions that he holds currently (except if terminated for cause); (4) a reduction in the rate of compensation is made; (5) without his consent, the current fringe benefits and perquisites are modified or terminated; and (6) there is a "change in control."

For purposes of the agreement, a "change in control" means: (1) the acquisition of the beneficial ownership of at least 25% of the Corporation's voting securities or all or substantially all of the assets of the Corporation or LA Bank or both by a single person or entity or a group of affiliated persons or entities; (2) the merger, consolidation or combination of the Corporation or LA Bank or both with an unaffiliated corporation in which the directors of the Corporation or LA Bank or both, immediately prior to such merger, consolidation or combination constitute less than a majority of the board of directors of the surviving, new or combined entity; or (3) during any period of two consecutive years during the term of the agreement, persons who at the beginning of such period constitute the Board of Directors of the Corporation cease for any reason to constitute at least a majority thereof. The date of a change in control shall mean the earlier of: (1) the first date on which a person, entity, or group of affiliated persons or entities, acquire the beneficial ownership of 25% or more of the Corporation's voting securities; (2) the date of the transfer of all or substantially all of the Corporation's or the Bank's assets; (3) the date on which a merger, consolidation or combination is consummated; or (4) the date on which persons who formerly constituted a majority of the Board of Directors of the Corporation ceased to be a majority.

Upon termination of employment by Mr. Martines for the above reasons, LA Bank shall pay to him, no later than 30 days after the date of termination and for a period of three years, annual compensation prorated into monthly payments equal to his annual base salary on the date of termination or on the date six months prior to the date of termination, whichever is greater. In the event of termination as a result of a change in control, Mr. Martines may, at his option, elect to receive in one lump sum the aggregate present value of the above termination payments. The present value shall be determined by the federal discount rate published under Section 1274(d) of the Internal Revenue Code, then in effect, and compounded semi-annually.

Employment Agreement with Louis M. Martarano

The Corporation and LA Bank entered into a 5-year employment agreement with Louis M. Martarano, the Vice President and Assistant Secretary of the Corporation and the Executive Vice President of LA Bank. Mr. Martarano's salary will increase each year in accordance with the terms of the agreement. His salary is increased each year by not less than the minimum average increase of other senior executive personnel. Mr. Martarano receives the employee fringe benefits that are received by all personnel of LA Bank, as well as standard perquisites that are given to officers of comparable financial institutions in similar capacities. Mr. Martarano has agreed to serve as Vice President and Assistant Secretary of the Corporation without any additional compensation. At the end of the first year of the term of the agreement, the term is automatically extended for one additional year; therefore, there is a constant 5-year term in effect on the first day of September of each year.

The agreement with Mr. Martarano has the same terms and conditions as described above, with respect to the agreement with Mr. Martines relating to voluntary termination by Mr. Martarano, to a change in control of the Corporation and to termination payments.

Supplemental Executive Retirement Plan

General

LA Bank entered into a supplemental executive retirement plan with each of the following officers: John G. Martines, the President and Chief Executive Officer, Louis M. Martarano, the Executive Vice President and Chief Operating Officer, and Joseph J. Earyes, the Executive Vice President and Chief Financial Officer. The purpose of this plan is to encourage these key executives to continue their employment with LA Bank and to provide a salary continuation benefit upon their termination of employment from LA Bank. Upon reaching the age of 62 years, these executives may retire from employment with LA Bank and receive an annual benefit payable in twelve equal monthly installments for a period of 180 months. If an executive dies prior to the expiration of the 180-month, then these payments are paid to his designated beneficiary or his estate. The annual benefit for Mr. Martines will be $184,000; for Mr. Martarano will be $105,000; and for Mr. Earyes will be $103,000.

LA Bank invested in insurance policies on the lives of each of these executives in order to fund its obligation under this plan. LA Bank is the owner of these policies and is the designated beneficiary for each policy. These policies are recorded as an asset of LA Bank. In 1998, LA Bank accrued $157,423 as an expense to record its accumulated accrued obligations under the SERP.

Termination Benefits

If an executive terminates his employment with LA Bank prior to 62 years of age, he or his estate, as the case may be, is entitled to an amount of money based upon certain actuarial assumptions at the time of such termination. The following table illustrates the termination payments to an executive or his estate, as the case may be, upon termination of employment with LA Bank prior to 62 years of age:

Reason For Termination          Type of Payment(s)

Disability                      Lump Sum Payment
Change of Control               12 equal monthly payments for 180 months
Death                           12  equal   monthly   payments  for  180
                                months  to  the   executive's
                                designated beneficiary or his estate


Prohibition on Payments

No payments shall be made to an executive under this plan, if, without the prior written consent of LA Bank, the executive becomes involved, in any capacity, in any enterprise conducted in a 25-mile radius of Lake Ariel or Scranton, Pennsylvania, or both, which may be deemed by LA Bank to be competitive with any business carried on by LA Bank as of the date of termination of employment or his 62nd year of age, except in the event of a change of control.


                    1994 AND 1997 STOCK OPTION PLANS

These Option Plans are intended to secure for the Corporation and its shareholders the benefits arising from share ownership by those officers and key employees of the Corporation and LA Bank who will be responsible for the Corporation's future growth and continued success. The following tables present the grants that were made under the 1994 Stock Option Plan in 1995 and 1994 to the persons so indicated, which represents all of the options approved under that plan, and the grants that were made under the 1997 Stock Option Plan in 1998 to the persons so indicated. All of these grants have a 10-year period of time from the date of the grant, during which the holder may exercise them and purchase the underlying shares at the exercise or base price so indicated.
These options expire at the end of the 10-year period.

Grants Under the 1994 Stock Option Plan

------------------------------------------------------------------------------------------- --------------------------
                                                                                              Potential Realizable
                                                                                             Value at Assumed Annual
                                                                                              Rates of Stock Price
                                   Individual Grants(1)                                      Appreciation for Option
                                                                                                     Term(2)
------------------------------------------------------------------------------------------- --------------------------
                                       Number of    Percentage
                                       Securities    of Total
                                       Underlying    Options     Exercise
                                       Options      Granted to   or Base      Expiration
                Name                   Granted(3)   Employees      Price         Date         5.0%($)      10.0%($)
                                                    in Fiscal    ($/Sh)(3)
                                                      Year
-------------------------------------- ----------- ------------- ----------- -------------- ------------ -------------

John G. Martines                         92,610       62.0%        $6.26       August 8,      364,266      923,454
President of LA Bank and Chief                                                   2005
Executive Officer of the Corporation     57,882       71.0%        $6.53                      237,589      602,516
                                                                               August 7,
                                                                                 2004
-------------------------------------- ----------- ------------- ----------- -------------- ------------ -------------
Louis M. Martarano                       34,728       23.0%        $6.26       August 8,      136,600      346,295
Executive Vice President and Chief                                               2005
Executive Officer of LA Bank and         23,153       29.0%        $6.53                      95,036       241,007
Vice President of the Corporation                                              August 7,
                                                                                 2004
-------------------------------------- ----------- ------------- ----------- -------------- ------------ -------------
Joseph J. Earyes, CPA                    23,152       15.0%        $6.26       August 8,      91,067       230,864
Executive Vice President and Chief                                               2005
Financial Officer of LA Bank and
Vice President and Treasurer of the
Corporation
-------------------------------------- ----------- ------------- ----------- -------------- ------------ -------------

(1) No options have been exercised by Messrs. Martines, Martarano, and Earyes as of March 16, 1999.
(2) These columns present hypothetical future values that might be realized upon exercise of the options, minus the exercise price. These values assume that the market price of the Corporation's stock appreciates at a five and ten percent compound annual rate over the 10-year term of options. The five and ten percent rates of stock price appreciation are presented as examples pursuant to the SEC's Proxy Rules and do not necessarily reflect management's assessment of the Corporation's future stock price performance. These potential realizable values presented are not intended to indicate the value of the options.
(3) All outstanding options are adjusted to reflect stock dividends and stock splits.



Grants Under the 1997 Stock Option Plan

------------------------------------------------------------------------------------------- --------------------------
                                                                                              Potential Realizable
                                                                                             Value at Assumed Annual
                                                                                              Rates of Stock Price
                                   Individual Grants(1)                                      Appreciation for Option
                                                                                                     Term(2)
------------------------------------------------------------------------------------------- --------------------------
                                       Number of    Percentage
                                       Securities    of Total
                                       Underlying    Options     Exercise
                                       Options      Granted to   or Base      Expiration
                Name                   Granted(3)   Employees      Price         Date         5.0%($)      10.0%($)
                                                    in Fiscal    ($/Sh)(3)
                                                      Year
-------------------------------------- ----------- ------------- ----------- -------------- ------------ -------------

John G. Martines                         4,562        39.1%        $16.28     January 2,      46,706       118,363
President of LA Bank and Chief                                                   2008
Executive Officer of the Corporation
-------------------------------------- ----------- ------------- ----------- -------------- ------------ -------------
Louis M. Martarano                       2,366        20.2%        $16.28     January 2,      24,223        61,387
Executive Vice President and Chief                                               2008
Executive Officer of LA Bank and
Vice President of the Corporation
-------------------------------------- ----------- ------------- ----------- -------------- ------------ -------------
Joseph J. Earyes, CPA                    1,978        16.9%        $16.28     January 2,      20,251        51,320
Executive Vice President and Chief                                               2008
Financial Officer of LA Bank and
Vice President and Treasurer of the
Corporation
-------------------------------------- ----------- ------------- ----------- -------------- ------------ -------------

(1) No options have been exercised by Messrs. Martines, Martarano, and Earyes as of March 16, 1999.
(2) These columns present hypothetical future values that might be realized upon exercise of the options, minus the exercise price. These values assume that the market price of the Corporation's stock appreciates at a five and ten percent compound annual rate over the 10-year term of options. The five and ten percent rates of stock price appreciation are presented as examples pursuant to the SEC's Proxy Rules and do not necessarily reflect management's assessment of the Corporation's future stock price performance. These potential realizable values presented are not intended to indicate the value of the options.
(3) All outstanding options are adjusted to reflect stock dividends and stock splits.

                          FIVE-YEAR PERFORMANCE GRAPH*

The following graph and table compare the cumulative total stockholder return on the Corporation's Common Stock during the period December 31, 1993, through and including December 31, 1998, with (i) the cumulative total return on the SNL Securities Corporate Performance Index(1) for 41 publicly-traded banks with less than $500 million in total assets in the Middle Atlantic area(2), and (ii) the cumulative total return for all United States stocks traded on the NASDAQ Stock Market. The comparison assumes $100 was invested on December 31, 1993, and in the Corporation's Common Stock and in each of the below indices and assumes further the reinvestment of dividends into the applicable securities. The stockholder return shown on the graph and table below is not necessarily indicative of future performance.

[GRAPH]

                                                                      Period Ending
                                      -------------------------------------------------------------------------------
Index                                  12/31/93     12/31/94      12/31/95     12/31/96      12/31/97     12/31/98
------------------------------------- ------------ ------------ ------------- ------------ ------------- ------------

Lake Ariel Bancorp, Inc.                100.00         122.90      110.27       188.94        305.48       229.96
NASDAQ - Total US                       100.00          97.75      138.26       170.01        208.58       293.21
Lake Ariel Peer Group(3)                100.00         115.71      139.96       174.82        277.40       272.82
-------------------------

(1) SNL Securities is a research and publishing firm specializing in the collection and dissemination of data on the banking, thrift and financial services industries.
(2) The Middle Atlantic area comprises the states of Delaware, Pennsylvania, Maryland, New Jersey and New York, the District of Columbia and Puerto Rico.
(3) LABN Peer Group consists of 41 traded banks in the MidAtlantic region with less than $500M in total assets.

* Pursuant to the Proxy Rules, this section of the proxy statement is deemed "filed" with the SEC and is not incorporated by reference into the Corporation's Report on Form 10-K.
                                       12

                              INDEPENDENT AUDITORS

                     PROPOSAL TO APPROVE THE APPOINTMENT OF
                           PRICEWATERHOUSECOOPERS LLP
                              Item 2 on Proxy Card

The Board of Directors has appointed PricewaterhouseCoopers LLP, Certified Public Accountants, as the independent auditors for 1999. This firm has no relationship with the Corporation and LA Bank.

For many years, Parente, Randolph, Orlando, Carey & Associates, Certified Public Accountants, have audited the financial statements of the Corporation and LA Bank. This firm audited the 1998 financial statements. The Board of Directors requested Parente, Randolph, Orlando, Carey & Associates to become the internal auditors for the Corporation and LA Bank to commence in 1999. This firm accepted this engagement and, therefore, could no longer be the external auditors. There was no disagreement between the Corporation and Parente, Randolph, Orlando, Carey & Associates with respect to accounting principles and the presentation of the Corporation's financial statements. The Board of Directors considered the long-term knowledge obtained by this accounting firm to be valuable in its selection of the firm to handle internal audit matters.

A representative of Parente, Randolph, Orlando, Carey & Associates will attend the meeting and will have the opportunity to make a statement concerning the 1998 financial statements, if he desires to do so. This representative will also be available to respond to appropriate questions.

Required Vote

The proposal will be approved if it receives the affirmative vote of a majority of the shares of Common Stock represented in person or by proxy at the meeting.

The Board of Directors recommends that you vote FOR approval of the appointment of PricewaterhouseCoopers LLP. Proxies solicited by the Board of Directors will be so voted unless you specify otherwise.


                                OTHER INFORMATION

THIS SECTION SETS OUT OTHER INFORMATION YOU SHOULD KNOW BEFORE YOU VOTE.


                    TRANSACTIONS INVOLVING THE CORPORATION'S
                        DIRECTORS AND EXECUTIVE OFFICERS

The Corporation encourages its directors and executive officers to have banking and financial transactions with its bank subsidiary. All of these transactions are made on comparable terms and with similar interest rates as those prevailing for other customers.

The total consolidated loans made by the Corporation at December 31, 1998, to its directors and officers as a group, members of their immediate families and companies in which they have a 10% or more ownership interest was $1.2 million or 3.1% of the Corporation's total consolidated capital accounts. The largest amount for all of these loans in 1998 was $1.4 million or 3.6% of the Corporation's total consolidated capital accounts. The interest income earned by the Corporation on these loans was $97 thousand in 1998. During 1998, advances and repayments on these loans were $645 thousand and $481 thousand, respectively. These loans did not involve more than the normal risk of collectibility nor did they present other unfavorable features.

Paul D. Horger is a class 1 director. Mr. Horger is a partner in the law firm of Oliver, Price & Rhodes of Scranton, Pennsylvania. During 1998, LA Bank engaged Oliver, Price & Rhodes to represent it on various legal matters. In addition, customers of LA Bank paid fees to Oliver, Price & Rhodes in connection with commercial loan transactions and mortgage foreclosures. In 1998, Oliver, Price & Rhodes received $38,810 in fees on such matters involving LA Bank. The Corporation and LA Bank intend, during 1999, to continue to engage Oliver, Price & Rhodes in such legal matters as they arise.

                        NO SIGNIFICANT LEGAL PROCEEDINGS

The Corporation and LA Bank are not parties to any legal proceedings that could have any significant effect upon the Corporation's financial condition or income. In addition, the Corporation and LA Bank are not parties to any legal proceedings under federal and state environmental laws.


                              OTHER PROPOSED ACTION

The Board of Directors is not aware of any other matters to be presented at the meeting. If any other matters should properly come before the meeting, the persons named in the enclosed proxy form will vote the proxies in accordance with their best judgment.


          STOCKHOLDER PROPOSALS AND NOMINATIONS FOR 2000 ANNUAL MEETING

Stockholder proposals for the 2000 Annual Meeting must be received by November 24, 1999, to be considered for inclusion in the Corporation's 2000 Proxy
Statement. Stockholder proposals for the 2000 Annual Meeting for which the proponents do not desire them to be included in the Corporation's 2000 Proxy Statement must be received by February 10, 2000. Such proposals should be addressed to the Secretary. Under the Corporation's Bylaws, notice of any stockholder nomination for director must be given by mail or by personal delivery to the Secretary no later than 20 days in advance of the meeting. Stockholders wishing to make nominations should contact the Secretary as to information required to be supplied in such notice.


                        ADDITIONAL INFORMATION AVAILABLE

The Corporation files an Annual Report on Form 10-K with the SEC. Stockholders may obtain a paper copy of this report (without exhibits), without charge, by writing to Joseph J. Earyes, CPA, Chief Financial Officer, Lake Ariel Bancorp, Inc., Financial Center - Oppenheim Building, 409 Lackawanna Avenue, Suite 201, Scranton, Pennsylvania; Telephone: (570) 343-8200 or 1-800-4LA-BANK.

A copy of the Annual Disclosure Statement of LA Bank, N.A., may also be obtained, without charge, from Mr. Earyes.

By order of the Board of Directors



/s/ Bruce D. Howe
Bruce D. Howe
President

Lake Ariel, Pennsylvania
March 25, 1999